UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 4, 2019

FORBES ENERGY SERVICES LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35281	98-0581100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 South Business Highway 281 Alice, Texas		78332
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (361) 664-0549
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
At 5:00 p.m., New York City time, on February 28, 2019, the previously announced rights offering (the “Rights Offering”) by Forbes Energy Services Ltd. (the “Company”) for 5.00% Subordinated Convertible PIK Notes due 2020 (the “Notes”) of the Company expired.
Pursuant to the Rights Offering, the Company distributed to holders of its common stock as of 5:00 p.m. New York City time on January 22, 2019 (the “Record Date”), non-transferable subscription rights to purchase up to $54,392,400 aggregate principal amount of Notes. Each holder of the Company’s common stock as of the Record Date received one right for each ten shares of common stock owned, and each right entitled a holder to purchase $100 principal amount of Notes. The Rights Offering was backstopped by Ascribe II Investments LLC and Ascribe III Investments LLC (collectively, “Ascribe”) and Solace Forbes Holdings, LLC (“Solace”), which collectively held approximately 38% of the issued and outstanding shares of the Company’s common stock as of the Record Date. The Rights Offering was made pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission.
An aggregate principal amount of $51,767,900 of Notes, representing the amount necessary to repay outstanding obligations under the Company’s Bridge Loan (as defined below), was issued pursuant to the Rights Offering. Of that amount, $27,528,100 in aggregate principal amount of Notes was issued to Ascribe; $20,272,100 in aggregate principal amount of Notes was issued to Solace; and $3,967,700 in aggregate principal amount of Notes was issued to other stockholders.
Indenture
On March 4, 2019, the Company, as Issuer, and Wilmington Trust, National Association, as Trustee, entered into an Indenture governing the terms of the Notes (the “Indenture”). On March 4, 2019, the Company issued $51,767,900 aggregate original principal amount of 5.00% Subordinated Convertible PIK Notes due June 30, 2020.
The Notes bear interest at a rate of 5.00% per annum. Interest on the Notes will be payable, or capitalized to principal if not permitted to be paid in cash, semi-annually in arrears on June 30 and December 31 of each year, commencing on June 30, 2019.
The Notes are the unsecured general subordinated obligations of the Company and are subordinated in right of payment to any existing and future secured or unsecured senior debt of the Company. The payment of the principal of, premium, if any, and interest on the Notes will be subordinated to the prior payment in full of all of the Company’s existing and future senior indebtedness. In the event of a liquidation, dissolution, reorganization or any similar proceeding, obligations on the Notes will be paid only after senior indebtedness has been paid in full. Pursuant to the Indenture, the Company is not permitted to (1) make cash payments to pay principal of, premium, if any, and interest on or any other amounts owing in respect of the Notes, or (2) purchase, redeem or otherwise retire the Notes for cash, if any senior indebtedness is not paid when due or any other default on senior indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in any case, the default has been cured or waived, and the acceleration has been rescinded or the senior indebtedness has been repaid in full.
The Indenture provides for mandatory conversion of the Notes at maturity (or such earlier date as the Company shall elect to redeem the Notes), or upon a Marketed Public Offering of the Company’s common stock or a Change of Control, in each case as defined in the Indenture, at a conversion rate per $100 principal amount of Notes into a number of shares of the Company’s common stock calculated based on the Fair Market Value of a share of the Company’s common stock at such time, in each case less a 15% discount per share.
Fair Market Value means fair market value as determined by (A) in the case of a Marketed Public Offering, the offering price per share paid by public investors in the Marketed Public Offering, (B) in the case of a Change of Control, the value of the consideration paid per share by the acquirer in the Change of Control transaction, or (C) in the case of mandatory conversion at the Maturity Date (or such earlier date as the Company shall elect to redeem the Notes), such value as shall be determined by a nationally recognized investment banking firm engaged by the Board of Directors of the Company.
The Notes will be redeemable in whole or from time to time in part at the Company’s option at a redemption price equal to the sum of (i) 100.0% of the principal amount of the Notes to be redeemed and (ii) accrued and unpaid interest thereon to, but excluding, the redemption date, which amounts may be payable in cash or in shares of the Company’s common stock, calculated as described below (subject to limitations, if any, in the documentation governing the Company’s senior indebtedness).

The above description of the Indenture and the Notes is qualified in its entirety by reference to the complete text of the Indenture and the Notes. A copy of the Indenture (including the form of Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Modification to Loan and Facility Agreement and Pledge and Security Agreement
On March 4, 2019, the Company used the gross proceeds of $51,767,900 that it received from the issuance of the Notes to repay an aggregate amount of $51,767,875, representing the outstanding principal amount, and accrued and unpaid interest through the date of repayment, in respect of the one-year bridge loan (the “Bridge Loan”) provided by Ascribe and Solace under an amendment (the “Term Loan Amendment”), dated November 16, 2018, to the Company’s Loan and Security Agreement (the “Term Loan Agreement”) among the Company, as a guarantor, Forbes Energy Services LLC, a wholly owned subsidiary of the Company, as borrower (the “Borrower”), certain of their subsidiaries, as guarantors, the lenders party thereto, as lenders, and Wilmington Trust, National Association, as agent. Interest on the Bridge Loan prior to its repayment accrued at a rate of 14% (5% cash interest plus 9% PIK interest). The payment obligations of the Borrower under the Bridge Loan have been fully satisfied.
The above description of the Term Loan Agreement and the Term Loan Amendment is qualified in its entirety by reference to the complete text of the Term Loan Agreement and the Term Loan Amendment. Copies of the Term Loan Agreement and the Term Loan Amendment are filed as Exhibits 4.2 and 4.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes and the Indenture above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 4.1	Indenture, dated as of March 4, 2019 between Forbes Energy Services Ltd. and Wilmington Trust, National Association, as trustee (including form of Note).
Exhibit 4.2
Loan and Security Agreement, dated as of April 13, 2017, by and among Forbes Energy Services LLC, as borrower, Forbes Energy International, LLC, TX Energy Services, LLC, C.C. Forbes, LLC and Forbes Energy Services Ltd., as guarantors, Wilmington Trust, N.A., as agent, and certain lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 18, 2017)

Exhibit 4.3
Amendment No. 1 to Loan and Security Agreement and Pledge and Security Agreement, dated November 16, 2018, by and among the Company, as a guarantor, Forbes Energy Services LLC, as borrower, and certain of their subsidiaries, as guarantors, the lenders party thereto and Wilmington Trust, National Association, as agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 23, 2018).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2019	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.1	Indenture, dated as of March 4, 2019 between Forbes Energy Services Ltd. and Wilmington Trust, National Association, as trustee (including form of Note).